Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of the acquisition of Skout, Inc. (“Skout”) which closed on October 3, 2016. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of operations.

        The unaudited pro forma condensed combined balance sheet is based on the individual historical balance sheet of MeetMe, Inc. (“MeetMe”) and Skout, as of September 30, 2016, and has been prepared to reflect the effects of the Skout acquisition as if it occurred on September 30, 2016. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 combine the historical results and operations of MeetMe and Skout giving effect to the acquisition as if it had occurred on January 1, 2015.

        The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the completion of the acquisition, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges MeetMe expects to incur in connection with the acquisition, including, but not limited to, costs in connection with integrating the operations of Skout.

        These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future.

        To produce the pro forma financial information, Skout’s assets and liabilities were adjusted to their estimated fair values. As of the date of this filing, MeetMe has not completed the detailed valuation work necessary to arrive at the required estimate of the fair value of Skout’s assets acquired and liabilities assumed. Accordingly, the accompanying unaudited pro forma accounting for the business combination is preliminary and is subject to further adjustments as additional analyses are performed. The preliminary unaudited pro forma accounting for the business combination has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements.

        There can be no assurance that such finalization will not result in material changes from the preliminary accounting for the Skout acquisition included in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;
●	MeetMe’s audited financial statements and related notes contained within MeetMe’s Annual Report on Form 10-K for the year ended December 31, 2015;
●	MeetMe’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 and
●	Skout’s consolidated financial statements filed within this Current report on Form 8-K/A.

MeetMe, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2016

(Unaudited)

	Historical MeetMe	Historical Skout	Accounting Policies and Reclassifications	Pro Forma Adjustments (Note 4)		Pro Forma MeetMe Combined
Assets
Current assets:
Cash and cash equivalents	$45,971,169	$2,857,438	$-	$(30,137,532)	4a	$18,691,075
Accounts receivable, net	13,526,976	4,031,219	-	-		17,558,195
Prepaid expenses and other current assets	809,824	404,557	-	-		1,214,381
Total current assets	60,307,969	7,293,214	-	(30,137,532)		37,463,651
Restricted cash	-	393,261	-	-		393,261
Goodwill	70,646,036	-	-	33,913,275	4b	104,559,311
Property and equipment, net	2,112,352	398,954	-	-		2,511,306
Intangible assets, net	145,415	-	-	21,755,000	4c	21,900,415
Deferred tax asset	27,269,800	18,757		(18,757)	4d	27,269,800
Other assets	122,441	-	-	-		122,441
Total assets	$160,604,013	$8,104,186	$-	$25,511,986		$194,220,185

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,756,662	$1,077,037	$-	$-		$2,833,699
Accrued liabilities	3,518,135	66,320	-	-		3,584,455
Current portion of capital lease obligations	271,389	-	-	-		271,389
Deferred rent	-	55,740	-	(55,740)	4e	-
Deferred revenue	296,080	96,310	-	-		392,390
Total current liabilities	5,842,266	1,295,407	-	(55,740)		7,081,933
Long-term capital lease obligations, less current portion, net	18,901	-	-	-		18,901
Total liabilities	5,861,167	1,295,407	-	(55,740)		7,100,834
Stockholders' Equity:
Preferred Stock	-	25,391,824		(25,391,824)	4f	$-
Common stock	54,225	1,608,098	(1,608,098)	5,222	4f	59,447
Stockholders' loans receivable	-	(2,924,997)	-	2,924,997	4f	-
Additional paid-in capital	318,465,808	2,119,682	1,608,098	28,643,503	4f	350,837,091
Accumulated deficit	(163,777,187)	(19,386,159)	-	19,386,159	4f	(163,777,187)
Accumulated other comprehensive income	-	331	-	(331)	4f	-
Total stockholders' equity	154,742,846	6,808,779	-	25,567,726		187,119,351
Total liabilities and stockholders' equity	$160,604,013	$8,104,186	$-	$25,511,986		$194,220,185

See accompanying notes to the unaudited pro forma condensed combined financial statement

MeetMe, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2016

(Unaudited)

	Historical MeetMe	Historical Skout	Pro Forma Adjustments (Note 4)		Pro Forma MeetMe Combined

Revenues	$46,901,923	$19,519,838	$-		$66,421,761
Operating Costs and Expenses:
Sales and marketing	8,776,029	6,568,688	-		15,344,717
Product development and content	17,730,610	1,869,926	-		19,600,536
General and administrative	6,431,486	6,968,083	-		13,399,569
Depreciation and amortization	2,266,642	386,249	3,994,807	4g	6,597,698
Acquisition and restructuring costs	1,628,126	4,746,932	(6,375,058)	4h	-
Total Operating Costs and Expenses	36,832,893	20,539,878	(2,430,251)		54,942,520
Income (Loss) from Operations	10,069,030	(1,020,040)	2,430,251		11,479,241
Other Income (Expense):
Interest income	18,697	25,663	-		44,360
Interest expense	(16,228)	-	-		(16,228)
Change in warrant liability	(864,596)	-	-		(864,596)
Gain on cumulative foreign currency translation adjustment	33,347	-	-		33,347
Foreign exchange loss	-	8,117	-		8,117
Other, net	-	83,141	-		83,141
Total Other (Expense) Income	(828,780)	116,921	-		(711,859)
Income (Loss) before Benefit (Provision) for Income Taxes	9,240,250	(903,119)	2,430,251		10,767,382
Benefit (provision) for income taxes	27,125,446	(25,681)	(826,285)	4i	26,273,480
Net Income (Loss)	$36,365,696	$(928,800)	$1,603,966		$37,040,862

Basic net income per share	$0.73				$0.68
Shares used in computing basic net income per share	49,649,221		4,685,340	4j	54,334,561
Diluted net income per share	$0.65				$0.61
Shares used in computing diluted net income per share	55,604,866		4,685,340	4j	60,290,206

See the accompanying notes to the unaudited pro forma condensed combined financial information

MeetMe, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2015

(Unaudtied)

	Historical MeetMe	Historical Skout	Pro Forma Adjustments (Note 4)		Pro Forma MeetMe Combined

Revenues	$56,903,773	$23,785,739	$-		$80,689,512
Operating Costs and Expenses:
Sales and marketing	6,618,837	11,734,479	-		18,353,316
Product development and content	24,615,304	7,346,121	-		31,961,425
General and administrative	14,534,861	6,728,634	-		21,263,495
Depreciation and amortization	3,140,205	502,997	5,496,550	4g	9,139,752
Total Operating Costs and Expenses	48,909,207	26,312,231	5,496,550		80,717,988
Income (Loss) from Operations	7,994,566	(2,526,492)	(5,496,550)		(28,476)
Other Income (Expense):
Interest income	21,037	31,989	-		53,026
Interest expense	(459,962)	-	-		(459,962)
Change in warrant liability	(616,607)	-	-		(616,607)
Loss on cumulative foreign currency translation adjustment	(856,438)	-	-		(856,438)
Foreign exchange loss	-	(16,492)	-		(16,492)
Gain on sale of asset	163,333	-	-		163,333
Other, net	-	21,045	-		21,045
Total Other (Expense) Income	(1,748,637)	36,542	-		(1,712,095)
Income (Loss) before Benefit (Provision) for Income Taxes	6,245,929	(2,489,950)	(5,496,550)		(1,740,571)
Benefit (provision) for income taxes	(276,301)	(4,648)	1,868,827	4i	1,587,878
Net Income (Loss)	$5,969,628	$(2,494,598)	$(3,627,723)		$(152,693)

Basic net income per share	$0.13				$0.00
Shares used in computing basic net income per share	45,419,175		4,685,340	4j	50,104,515
Diluted net income per share	$0.12				$0.00
Shares used in computing diluted net income per share	49,535,826		4,685,340	4j	54,221,166

See the accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BACKGROUND

On June 27, 2016, MeetMe, Inc., and its wholly-owned subsidiaries, MeetMe Sub I, Inc., a Delaware corporation, and MeetMe Sub II, LLC, a Delaware limited Liability Corporation, (together, “MeetMe”) entered into a Merger agreement with Skout, Inc. (“Skout”), a California corporation, pursuant to which MeetMe agreed to acquire 100% of the issued and outstanding shares of common stock of Skout for total consideration of $30.1 million in cash and 5,222,017 shares of MeetMe common stock. The transaction closed October 3, 2016.

On October 3, 2016, in connection with the closing of the Skout acquisition, the Company’s Board of Directors adopted the 2016 Inducement Omnibus Incentive Plan in accordance with NASDAQ Listing Rule 5635(c)(4). At the closing of the Skout acquisition, the Company granted stock options to purchase an aggregate of up to 340,000 shares of its common stock to 24 former Skout employees as an inducement material to becoming non-executive employees of the Company.

2. BASIS OF PRESENTATION

        The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the acquisition and adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on September 30, 2016, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 are presented as if the acquisition had occurred on January 1, 2015.

        The historical results of MeetMe and Skout have been derived from their respective audited financial statements for the year ended December 31, 2015. The historical results of MeetMe and Skout as of and for the nine months ended September 30, 2016 have been derived from unaudited financial information.

        The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments for ongoing cost savings that MeetMe expects to and/or have achieved as a result of the acquisition or the costs necessary to achieve these costs savings or synergies.

3. PRELIMINARY CONSIDERATION TRANSFERRED AND PRELIMINARY FAIR VALUE OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

        The acquisition has been reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, Business Combinations (“ASC 805”) with MeetMe treated as the accounting acquirer. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the acquisition may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed. In addition, ASC 805 establishes that the common stock issued to effect the acquisition be measured at the close of the transaction at the then-current market price.

        For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in the unaudited pro forma condensed combined financial information, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

The following is a summary of the preliminary estimate of consideration transferred:

Cash consideration	$30,137,532
Fair value of MeetMe Stock issued	32,376,505
Total consideration	$62,514,037

        Management has made preliminary allocation estimates based on currently available information. The final determination of the accounting for the business combination is anticipated to be completed as soon as practicable. Management anticipates that the valuations of the acquired assets and liabilities will be determined using discounted cash flow analyses and other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed. In addition, management is still completing its analysis of deferred income taxes to be  recorded in the transaction. The amounts allocated to the assets acquired and liabilities assumed could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements.

The following is a preliminary purchase price allocation as of the October 3, 2016 acquisition date:

Total estimated consideration transferred	$62,514,037
Working capital	6,636,893
Property and equipment	398,954
Intangible assets	21,755,000
Deferred revenue	(96,310)
Net assets acquired	$28,694,537
Goodwill	$33,819,500

4. PRO FORMA ADJUSTMENTS

        The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the acquisition are as follows:

(a)Cash and cash equivalents—Adjustment reflects the preliminary net adjustment to cash in connection with the acquisition.

(b)Goodwill—Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the acquisition. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed described in Note 3. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has become impaired, MeetMe will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is attributable primarily to strategic and synergistic opportunities and is not deductible for tax purposes.

The preliminary pro forma adjustment to goodwill is calculated as follows:

Consideration transferred	$62,514,037
Less: Fair value of net assets to be acquired	28,600,762
Pro forma adjustment - goodwill	$33,913,275

(c)Intangible assets, net—Adjustment reflects the preliminary fair value related to the identifiable intangible assets acquired in the acquisition. The preliminary fair value of the Skout trademark was determined using an income approach, the preliminary fair value of software acquired, which represents the primary platform on which the Skout Apps operate, was determined using a cost approach and the preliminary fair value of customer relationships was determined using an excess earnings approach. The preliminary amounts assigned to the identifiable intangible assets are as follows:

Intangible assets	Preliminary fair value

Skout Trademark	$10,870,000
Software	$2,500,000
Customer Relationships	$8,385,000
Pro forma adjustment - intangibles	$21,755,000

(d)Deferred tax asset—Adjustment reflects the write-off of Skout’s deferred tax asset for its foreign operation. Adjustments related to deferred tax assets and/or liabilites to be recorded in purchase accounting, tax uncertainties, valuation allowances and other matters are not included in these pro forma financial statements, as management is still completing its analysis of such amounts. These adjustments will be reflected as necessary in the Company's purchase price allocation, to be completed in connection with the preparation of the Company's December 31, 2016 financial statements.

(e)Deferred rent—Adjustment reflects the write-off of Skout’s deferred rent balance.

(f) The adjustments to equity consist of the following components:

Additional paid-in capital and common stock related to the issuance of common stock of MeetMe to Skout stockholders as merger consideration	$32,376,505
Less: Skout historical equity amounts	(6,808,779)
Pro forma adjustment - equity	$25,567,726

(g)Depreciation and amortization—Reflects the preliminary adjustment to the amortization expense associated with the fair value of the identifiable intangible asset acquired in the acquisition. The preliminary pro forma adjustment for amortization expense for the intangible assets acquired is as follows:

Intangible assets	Estimated useful life (months)	Preliminary fair value	Amortization expense for the year ended December 31, 2015	Amortization expense for the nine months ended September 30, 2016

Skout Trademark	84 months	$10,870,000	$1,810,608	$2,085,745
Software	12 months	2,500,000	2,500,000	-
Customer Relationships	84 months	8,385,000	1,185,942	1,859,062
Pro forma adjustment - amortization expense		$21,755,000	$5,496,550	$3,944,807

The estimated fair value of the software amortizable intangible asset is expected to be amortized on a straight-line basis over the estimated useful life of the intangible asset, which is one year, and the estimated fair value of the customer relationship intangible asset and the Skout trademark are expected to be amortized using an accelerated method over the estimated period of material economic benefit of the customer relationship intangible asset and Skout trademark.

(h) Acquisition and restructuring costs—An adjustment of $6.4 million for the nine months ended September 30, 2016 reflects the removal of transaction costs incurred by MeetMe and Skout related to the acquisition. Of this amount, MeetMe incurred $1.6 million and Skout incurred $4.7 million related to the acquisition. These expenses are directly attributable to the acquisition and not expected to have a continuing impact on the Company, and therefore have been removed for the purposes of the pro forma statements of operations. No adjustment for transaction costs was made for the year ended December 31, 2015.

(i)Income tax expense (benefit)—Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations using the U.S. statutory rate of 34%.

(j)Basic and diluted net income per share—The unaudited pro forma adjustment to shares outstanding used in the calculation of basic and diluted net income per share has been adjusted to include those shares issued in the transaction, less shares held in escrow.